SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2010

Vermillion, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-31617

Delaware (State or other jurisdiction of incorporation)	33-059-5156 (IRS Employer Identification No.)
47350 Fremont Blvd., Fremont, CA 94538
(Address of principal executive offices, including zip code)
510.226.2800
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.
     On January 22, 2010, the confirmation order issued by the United States Bankruptcy Court for the District of Delaware approving Vermillion, Inc. (the “Company”)’s plan of reorganization (the “Plan”) became final and all conditions precedent to the “Effective Date” (as such term is defined in the Plan) were satisfied or waived. Accordingly, the Company emerged from bankruptcy.
     On January 22, 2010, the Company commenced making cash and stock distributions to holders of claims pursuant to the Plan. A summary of the Plan was previously disclosed on Form 8-K, filed with the Securities and Exchange Commission on January 12, 2010, and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     On January 22, 2010, the Company filed a Fourth Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The Fourth Amended and Restated Certificate of Incorporation contains a provision restricting the issuance of non-voting equity securities, which is required under Section 1123 of the Bankruptcy Code. Such restriction will have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, and may be amended or eliminated in accordance with applicable law as from time to time may be in effect. A copy of the Fourth Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 8.01. Other Events.
     Pursuant to the Plan, on January 22, 2010, $170,000 face amount of the Company’s 4.5% Convertible Senior Notes due 2008, together with accrued and unpaid interest, were converted into 9,044 shares of the Company’s Common Stock par value $0.0001.
     On January 22, 2010, the Company issued a press release announcing the Company’s emergence from bankruptcy. The press release issued by the Company is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	3.1	Fourth Amended and Restated Certificate of Incorporation, dated January 22, 2010

	99.1	Press release issued by the Company on January 22, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.
Date: January 25, 2010	By:	/s/ Gail S. Page
Gail S. Page
Executive Chair of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

3.1	Fourth Amended and Restated Certificate of Incorporation, dated January 22, 2010

99.1	Press release issued by the Company on January 22, 2010